UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2015, Lantheus Holdings, Inc. (the “Company”) announced the retirement of Jeffrey Bailey as the Company’s President and Chief Executive Officer, effective as August 31, 2015. Also effective as of that date, Mr. Bailey will resign as a director of the Company and its subsidiaries. Mary Anne Heino will be appointed to the positions of President and Chief Executive Officer and as a director of the Company and its subsidiaries, effective as of August 31, 2015. Mr. Bailey will continue with the Company on a consulting basis until March 31, 2016 and will work with Ms. Heino to ensure a smooth transition.

Ms. Heino, age 55, had previously served as the Company’s Chief Operating Officer, a position she held since March 2015, and Chief Commercial Officer, a position she held since joining the Company in April 2013. Prior to joining Lantheus, Ms. Heino led Angelini Labopharm LLC and Labopharm USA in the roles of President and Senior Vice President of World Wide Sales and Marketing from February 2007 to March 2012. From May 2000 until February 2007, Ms. Heino served in numerous capacities at Centocor, Inc., a Johnson & Johnson Company, including Vice President Strategic Planning and Competitive Intelligence, Vice President Sales, Executive Director Customer Relationship Management and Senior Director Immunology Marketing. Ms. Heino began her professional career with Janssen Pharmaceutica as a Sales Representative in June 1989 and worked her way up to the role of Field Sales Director in 1999. Ms. Heino received her Master’s in Business Administration from the Stern School of Business at New York University. She earned a Bachelor’s of Science in Nursing from the City University of New York and a Bachelor’s of Science in Biology from the State University of New York at Stony Brook.

In connection with Ms. Heino’s new position as President and Chief Executive Officer, the base salary payable under her existing employment agreement was increased to $600,000, effective as of August 31, 2015, and the target amount of her annual bonus award under her existing employment agreement was increased to 80% of her new base salary. She has also been granted 227,000 shares of restricted common stock, which are subject to vesting in four equal annual installments on the first four anniversaries of the grant date. The terms of her existing employment agreement are incorporated herein by reference from Item 10.1 of Lantheus Medical Imaging, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015. This description is a summary only and qualified in its entirety by reference to the full text of Ms. Heino’s employment agreement.

In connection with his retirement and interim consulting role, Mr. Bailey will receive a lump sum payment of his remaining base salary that otherwise would have been payable under his employment agreement for the balance of 2015 and consulting fees of $100,000 per month for the consulting period.

A copy of the Company’s press release, dated August 28, 2015, announcing the appointment of Ms. Heino as President and Chief Executive Officer and the retirement of Jeffrey Bailey is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc., dated August 28, 2015, announcing the appointment of Mary Anne Heino as President and Chief Executive Officer and the retirement of Jeffrey Bailey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date: August 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc., dated August 28, 2015, announcing the appointment of Mary Anne Heino as President and Chief Executive Officer and the retirement of Jeffrey Bailey.